EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 25 February 2005 relating to the financial statements which appears in TPG N.V.’s Annual report on Form 20-F for the year ended 31 December 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, 3 May 2005